As filed with the Securities and Exchange Commission on November 3, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WeRide Inc.
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of registrant’s name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

21st Floor, Tower A, Guanzhou Life Science Innovation Center,
No. 51, Luoxuan Road, Guangzhou International Biotech Island,
Guangzhou 510005
People’s Republic of China
+86 (20) 2909-3388
(Address and telephone number of registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, New York 10168
(800) 221-0102
(Name, address, and telephone number of agent for service)

Copies to:
Yilin Xu, Esq. Cooley LLP China World Office Tower A Suite 5201 No.1 Jianguomenwai Avenue, Beijing, China 100004 The People’s Republic of China +86 10 8540 0600	Will H. Cai, Esq. Michael X. Yu, Esq. Cooley LLP c/o 35/F Two Exchange Square 8 Connaught Place Central, Hong Kong +852 3758-1200	Reid S. Hooper, Esq. Cooley LLP 1299 Pennsylvania Avenue, NW, Suite 700 Washington, DC +1 202 776 2097

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this registration statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS
WeRide Inc.
Class A Ordinary Shares
American Depositary Shares representing Class A Ordinary Shares
Class B Ordinary Shares
Preferred Shares
Debt Securities
Warrants
Units
We or any selling securityholders may from time to time in one or more offerings offer and sell the securities described in this prospectus, either individually or in any combination, in one or more offerings at prices and on terms that will be determined at the time of the offering.
This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. We and/or our selling security holders may offer these securities in amounts, at prices and on terms determined at the time of offering. We and/or our selling security holders may sell the securities through public or private transactions directly to you, through agents, or through underwriters and dealers on or off the Nasdaq Stock Market, or Nasdaq. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.
Our securities may be sold directly by us or any selling security holders to you, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.
Our American Depositary Shares, or ADSs, are listed on the Nasdaq Global Market under the symbol “WRD.” Each ADS represents three Class A ordinary shares. On October 31, 2025, the last reported sale price of the ADSs on Nasdaq was $10.67 per ADS. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on Nasdaq or any other securities exchange of the securities covered by the applicable prospectus supplement.
Investing in these securities, including those represented by ADSs, involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described under the caption “Risk Factors” on page 17 of this prospectus and any other reports or documents incorporated by reference and those included in the accompanying prospectus and the documents incorporated by reference herein and therein to read about factors you should consider before investing in these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus and the documents incorporated by reference. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 3, 2025

Our Comprehensive Product Portfolio for Diversified Use Cases

WeRide
To Transform Urban Living with
Autonomous Driving
Robovan

WeRide One

Robotaxi – Mobility-as-a-Service

WeRide
文远知行
无人化测试

Robobus – Public Transportation Solutions

Renault Group
WeRide
Renault Group
WeRide

CONRAD
WeRide

Robovan – Logistics-as-a-Service

无人驾驶货运车
Robovan
JMC
文远知行

无人驾驶货运车
Robovan
Robovan
无人驾驶货运车
WeRide

WeRide
文远知行
无人物流W5

Robosweeper – S1 and S6 Models for Urban Sanitation

文远知行
无人驾驶环卫车
WeRide
Robosweeper
003
2010
总质量：6350kg
YUTONG

WeRide

Robosweeper
文远知行
无人驾驶环卫车
WeRide
003

ADAS Solution – One Stage End-to-end ADAS

EXEED

1,500+ / 700+

Vehicles / Robotaxis in L4 autonomous driving fleet[1]

30+ Cities in 11 Countries

With trial and commercial operations across multiple products[2]

7 Countries

where our products have received autonomous driving permits[2,3]

2,200+ Days

Of proven operation record[2]

Approximately 55 Million Kilometers

Autonomous driving mileage on public roads[2]

No Regulatory Discipline

For autonomous driving system failure[2,4]

Notes:

(1) As of October 20, 2025
(2) As of the date of this prospectus
(3) Including Belgium, China, the US, the UAE, Singapore, France and Saudi Arabia
(4) According to CIC

i

ABOUT THIS PROSPECTUS
You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information about Us” and “Incorporation of Documents by Reference.”
In this prospectus, unless otherwise indicated or unless the context otherwise requires, references to:
“ADRs” are to the American depositary receipts that may evidence the ADSs;
“ADSs” are to the American depositary shares, each of which represents three Class A ordinary shares;
“Class A ordinary shares” are to our Class A ordinary shares of par value US$0.00001 per share, carrying one vote per share;
“Class B ordinary shares” are to our Class B ordinary shares of par value US$0.00001 per share carrying 40 votes per share;
“Guangzhou Jingqi” are to Guangzhou Jingqi Technology Ltd.;
“US$,” “U.S. dollars,” “$,” and “dollars” are to the legal currency of the United States; and
“We,” “us,” “our company” and “our” are to WeRide Inc., our Cayman Islands holding company and its subsidiaries, including WeRide, and “WeRide” are to Guangzhou Wenyuan Zhixing Technology Co., Ltd. and its subsidiaries in mainland China. Unless otherwise specified, in the context of describing business and operations, we are referring to the business and operations conducted by WeRide.
This prospectus is part of an automatic registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process available to us as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we or any selling securityholders may sell any of our securities to the extent permitted in this prospectus and the applicable prospectus supplement, from time to time in one or more offerings on a continuous or delayed basis. There is no limit on the aggregate amount of the securities that we or selling securityholders may offer pursuant to the registration statement of which this prospectus is a part. This prospectus only provides you with a summary description of these securities. Each time we or any selling securityholders sell the securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the securities, and it is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, results of operations, financial condition and prospects may have changed since those dates.

PROSPECTUS SUMMARY
This prospectus summary highlights selected information included elsewhere in or incorporated by reference into this prospectus and the accompanying prospectus and does not contain all the information that you should consider before making an investment decision. You should read this entire prospectus and the accompanying prospectus carefully, including the “Risk Factors” sections and the financial statements and related notes and other information incorporated by reference, before making an investment decision.
Overview
WeRide is a global pioneer in L4 autonomous driving. We have deployed autonomous driving products and solutions in over 30 cities across 11 countries, including China, the UAE, Saudi Arabia, Switzerland, France, Singapore and Japan, as of October 20, 2025. Our robotaxi services are among the first in the world to achieve scaled commercial operation in both China and the Middle East. In 2024, WeRide was ranked as the second- largest company globally in revenue from L4 and above autonomous driving on city roads capturing a 21.8% market share, according to CIC.
We adopt a balanced growth strategy, prioritizing markets that demonstrate strong potential for autonomous driving adoption in the long run—both internationally and in China’s major cities—while focusing on regions where autonomous vehicles offer clear economic and operational advantages. As of October 20, 2025, we deployed a fleet of over 1,500 autonomous vehicles, comprising 1,108 self-operated vehicles and 415 vehicles deployed in partnership with third parties. For self-operated vehicles, 286 vehicles were used for commercial activities and 822 vehicles were used solely for testing purposes. All 415 vehicles deployed in partnership with third parties were used for commercial activities.
We believe that securing a first-mover advantage in key overseas markets is critical to establishing our longterm global leadership and capturing early commercial opportunities as regulatory frameworks and market demand evolve. WeRide has established a leading international footprint with notable first-mover advantages in key overseas markets. In France, Switzerland and Belgium, WeRide is the only company that has successfully deployed L4 autonomous driving solutions to date, according to CIC. In Singapore, WeRide is the only autonomous driving company with a dual presence in both robotaxi and robobus deployment, maintaining a lead of at least 1.5 years ahead of the next market entrant in L4 development, according to CIC. In the UAE, WeRide is more than two years ahead of the second player in terms of L4 autonomous driving deployment and remains the first company in the world to commence a L4 fully driverless testing outside of China and the U.S., according to CIC. Similarly, in Saudi Arabia, WeRide leads by approximately two years in L4 autonomous driving implementation, according to CIC.
Overseas markets, especially in Europe and the Middle East, present potentially higher penetration rates for the technology and more favorable cost-performance dynamics, making them ideal destinations for scaling our robotaxi services. For example, in Abu Dhabi, where we have already commercialized, riding fares are listed around more than four times higher than those in Tier 1 cities in China, according to CIC. We have over 100 robotaxis in the Middle East, where we believe our robotaxis deliver superior unit economics and higher profitability. We plan to continue to scale our current fleet and expand to more global cities, deploying tens of thousands of robotaxis in the coming years.
Recent Development
Continued Business and Revenue Growth
Since June 30, 2025, we have continued to steadily expand our business. According to our unaudited management accounts, we recorded higher revenue for the three months ended September 30, 2025 compared to the three months ended June 30, 2025. This growth was driven by an increase in both product revenue and service revenue.
Please note that the above information is prepared based on our unaudited management accounts, which are preliminary in nature and may be subject to change. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Material Accounting Policies,” “Risk Factors—Risks Related to the

Commercialization of Our Products and Technologies,” and “Risk Factors—Risks Related to Our Financial Condition and Need for Additional Capital” and “Special Note Regarding Forward-Looking Statements.”
Continued International Expansion
In April 2025, we announced that we are integrating our autonomous robotaxis into Dubai’s public transportation system through a partnership with Dubai’s Road and Transport Authority and Uber, which was formalized via a memorandum of understanding signed in March 2025. This latest launch in Dubai follows our successful robotaxi launch in Abu Dhabi in 2021, positioning us as a key player in autonomous mobility technology services in the Middle East. It also marks the second city in the region where we are collaborating with Uber to bring cutting-edge autonomous mobility solutions to the public. This collaboration represents a significant milestone in our mission to make autonomous mobility a global reality, reinforcing our position as a partner of choice in bringing innovative technology closer to people.
In May 2025, we and Uber announced a significant expansion of our previously announced strategic partnership, adding 15 additional cities globally over the next five years, including in Europe.
In June 2025, we announced that we are partnering with Renault Group for the second consecutive year, to provide a L4 autonomous minibus shuttle service during the 2025 Grand Slam tournament on the iconic clay courts.
In July 2025, our robotaxi was granted Saudi Arabia’s first robotaxi autonomous driving permit.
In August 2025, we and Grab, Southeast Asia’s leading superapp, announced a strategic partnership between us to accelerate the deployment and commercialization of L4 robotaxis in Southeast Asia, and reflects a shared vision to seamlessly integrate WeRide vehicles into Grab’s network to enhance service level.
In September 2025, our robobus was granted Belgium’s first federal test permit for a Level 4 autonomous shuttle, making us the only technology company in the world with products holding autonomous driving permits in seven countries: Belgium, China, France, the UAE, Saudi Arabia, Singapore, and the U.S.
Commitment to Equity Investment
Uber has committed to an equity investment of US$100 million, in addition to its existing investment, in our company as part of the recently announced expanded cooperation. This investment is expected to be called by us and completed by the fourth quarter of 2025, with closing subject to customary conditions, unless extended at our option. Uber will invest at a price based on the volume-weighted average price of our ADSs prior to the closing. Additionally, Grab has committed to a strategic equity investment in our company as part of the recently announced strategic partnership. The foregoing summary of the terms of Uber’s commitment is qualified in its entirety by reference to the text of the Uber Commitment Letter, which is filed hereto as Exhibit 10.23 and is incorporated herein by reference.
Potential Regulatory Development
Chinese government may increase its scrutiny over the use of proceeds raised by domestic companies from Hong Kong share sales or their overseas investment. When we repatriate funds to the PRC from overseas financing activities, we may be required to complete certain filing or approval procedures to transfer funds out of the PRC for purposes such as investment, acquisition, or other capital account activities. Such requirements may negatively affect our ability to pursue overseas expansion.
Continued Net Loss
We expect to record net loss in 2025 primarily due to anticipated increases in our research and development expenses and selling expenses. We expect our research and development expenses to increase in 2025 as we continue to expand our R&D team and invest in developing new technologies, products and solutions. We also expect our selling expenses to increase in absolute amount in 2025, as we continue accelerating market entry and global expansion through both zero-to-one expansion into new geographies and scaling in new markets once we have established operations. We may incur net loss, considering the initial fixed investments and preparation for scaled commercialization when entering new markets. See “Management’s Discussion and

Analysis of Financial Condition and Results of Operations—Description of Key Components of Results of Operations—Operating Expenses” for more details.
The information above is based on preliminary unaudited information and management estimates as of September 30, 2025, is not a comprehensive statement of our financial results nor predictive of our results for the year ending December 31, 2025, and is subject to completion of our financial closing procedures. Our independent registered public accounting firm has not conducted an audit or review of, and does not express an opinion or any other form of assurance with respect to, this preliminary estimate.
Summary of Risk Factors
Investing in our Class A ordinary shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment decision. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in “Risk Factors.”
Risks Related to Our Business and Industry
Risks and uncertainties related to our business and industry include, but are not limited to, the following:
•
We are a company with a limited operating history and financial track record in the emerging and fast-evolving autonomous driving industry, which involves significant risks and uncertainties.

•
We are making, and expect to continue to make in the foreseeable future, substantial investments in developing new offerings and technologies. These new initiatives are inherently risky, and we may not realize the expected benefits from them.

•
Autonomous driving technology is an emerging technology, and we face significant challenges to develop and commercialize our technology. Our technology may not perform as well as we expect or may take us longer to commercialize than is currently projected.

•
Since the market for autonomous driving products and services is relatively new and disruptive, if our autonomous driving products and services fail to gain acceptance from the general public, regulatory authorities, our target customers, users or other stakeholders, or fail to do so at the pace we expect, our business, prospects, operating results and financial condition could be materially harmed.

•
Our business model has yet to be tested, and any failure to commercialize our strategic plans, technologies, products or services would have an adverse effect on our operating results and business.

•
If our autonomous driving technology products and services fail to meet evolving customer needs, respond to the industry evolution appropriately, tailor to developing use cases or to perform as expected, our ability to market or sell our products and services could be adversely affected.

•
Failure to continue to attract and retain customers, manage our relationship with them or increase their reliance on our products and services could materially and adversely affect our business and prospects.

•
Our autonomous driving technology and related software and hardware could have undetected defects or contain serious errors, which could create safety issues, reduce market adoption, damage our brand image, subject us to product recalls or expose us to product liability and other claims that could materially and adversely affect our business.

•
Our business generates and processes a large amount of data, and we are required to comply with PRC and other regions’ applicable laws relating to privacy and cybersecurity. The improper use or disclosure of data or failure to comply with applicable laws and regulations could have a material and adverse effect on our business and prospects.

•
Our operations are subject to extensive and evolving governmental regulations and may be adversely affected by changes in automotive safety regulations that could impose substantial costs, legal prohibitions or unfavorable changes upon our operations, and we may incur material liabilities under, or costs in order to comply with, existing or future laws and regulations.

•
The current tensions in international trade and rising political tensions, particularly between the U.S. and China, the U.S. and the European Union, or the European Union and China may adversely impact our business, financial condition, and results of operations.

•
We are subject to export control, sanctions, trade policies and similar laws and regulations, and non-compliance of such laws, regulations, policies and administrative orders can subject us to administrative, civil and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could adversely affect our business, financial condition and results of operations.

Risks Related to Doing Business in Mainland China
•
We face risks and uncertainties related to doing business in mainland China in general, including, but not limited to, the following:

•
Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

•
The PCAOB had historically been unable to inspect our auditor in relation to their audit work.

•
Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting or prohibition of trading of the ADSs, or the threat of their being delisted or prohibited from trading, may materially and adversely affect the value of your investment.

•
There may be changes from time to time in the interpretation and application of the laws of mainland China, and any failure to comply with laws and regulations could have a material adverse effect on our business, results of operations, financial condition and the value of our Class A ordinary shares and ADSs.

•
The PRC government’s significant oversight and discretion over our business operation could result in a material adverse change in our operations and the value of our Class A ordinary shares and ADSs.

•
We are required to complete the filing procedure with the China Securities Regulatory Commission in connection with our future offerings. We cannot predict whether we will be able to complete such filing on a timely manner, or at all.

•
We may rely on dividends and other distributions on equity paid by our mainland China subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our mainland China subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

•
PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of our offshore offerings to make loans or additional capital contributions to our mainland China subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Risks Related to Our Class A Ordinary Shares and the ADSs
•
Risks and uncertainties related to our Class A ordinary shares and the ADSs include, but are not limited to, the following:

•
The trading price and trading volume of our Class A Ordinary Shares or ADSs may be volatile, which could lead to substantial losses to investors.

•
Substantial future sales or perceived potential sales of our Class A Ordinary Shares and ADSs in the public market could cause the price of our Class A Ordinary Shares and ADSs to decline.

•
Certain principal shareholders have substantial influence over our key corporate matters.

•
Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs may view as beneficial.

•
If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, or if they adversely change their recommendations regarding our Class A ordinary shares and ADSs, the market price for our Class A ordinary shares and ADSs and trading volume could decline.

•
Techniques employed by short sellers may drive down the market price of our Class A ordinary shares and/or ADSs.

•
Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A ordinary shares and ADSs for return on your investment.

•
Our management will have broad discretion over the use of the proceeds we receive in any offering and may not apply the proceeds in ways that increase the value of your investment.

•
The voting rights of holders of ADSs are limited by the terms of the deposit agreement, and the holders of ADSs may not be able to exercise the same rights as our shareholders.

Corporate History and Structure
We commenced our business in February 2017. In March 2017, our Cayman Islands holding company, WeRide Inc., was incorporated, and later became the sole shareholder of WeRide Corp. Our Cayman Islands holding company further established WeRide HongKong Limited, or WeRide HK, formerly known as JingChi Hong Kong Limited, as its wholly-owned subsidiary in Hong Kong in May 2017.
We commenced our operations in mainland China shortly after the establishment of our offshore structure. In December 2017, we selected Guangzhou as our global headquarters. In January 2018, WeRide HK established a wholly-owned subsidiary, Guangzhou Wenyuan Zhixing Technology Co., Ltd., or Wenyuan Guangzhou or the WFOE, in mainland China. In March 2018, our founder established Guangzhou Jingqi Technology Co., Ltd., or Guangzhou Jingqi, in mainland China. In July 2018, we started to direct the activities of and consolidate the financial results of Guangzhou Jingqi by entering into a series of contractual arrangements by and among Wenyuan Guangzhou, Guangzhou Jingqi and its nominee shareholders. In March 2023, we terminated such contractual arrangements and acquired Guangzhou Jingqi as a wholly-owned subsidiary of our company.
In August 2019, for the operation of our robotaxi business, Guangzhou Jingqi, WeRide HK, and two investors jointly established Wenyuan Yuexing (Guangdong) Travel Technology Co., Ltd., in which Guangzhou Jingqi currently holds 69% equity interests. In order to conduct test driving in Nanjing, Guangzhou Jingqi further established Wenyuan Suxing (Jiangsu) Technology Co., Ltd., its wholly-owned subsidiary. In addition, Guangzhou Jingqi established wholly-owned subsidiaries, Shenzhen Wenyuan Zhixing Intelligent Technology Co., Ltd. and Wenyuan Jingxing (Beijing) Technology Co., Ltd., for business operation and research and development center in Shenzhen and Beijing, respectively. From June 2022 to the date of this prospectus, Wenyuan Guangzhou further established wholly-owned subsidiaries in various cities, including Guangzhou, Shenzhen, Wuhan, Nanjing, Beijing, Shanghai, Zhengzhou, Wuxi, Xi’an, Anqing, Qionghai, Dongguan and Zhuhai.
We are a global provider of L4 autonomous driving products and solutions, including commercial robotaxi services, around the world. In October 2024, our ADSs were listed on Nasdaq under the symbol “WRD.”

The following diagram illustrates our corporate structure, including our principal subsidiaries, as of the date of this prospectus:

Dr. Han
Dr. Li
Dr. Zhong
Yutong entities
Alliance Ventures
Qiming entities
Other Shareholders(6)
4.4%
4.3%
1.8%
7.0%
6.8%
6.7%
69.0%
Our Company
(Cayman Islands)
100.0%
WeRide (Singapore) Pte. Ltd.
(Singapore)
WeRide Middle East General Trading Ltd
(UAE)
WeRide HK
(Hong Kong)
WeRide Corp.
(Delaware, United States)
Offshore
Onshore
Wenyuan Guangzhou
Wenyuan Wuxi
Guangzhou Jingqi
69.0%
10.0%
Wenyuan Yuexing(7)
Wenyuan Shanghai
Wenyuan Suxing
Wenyuan Shenzhen
Wenyuan Jingxing

Pursuant to our eighth amended and restated memorandum and articles of association, for so long as Tonyhan Limited and Yanli Holdings Limited, which we refer to as the Founder Entities, or their affiliates remain as shareholders of our company, such shareholders shall together be entitled to appoint, remove and replace at least two directors, which we refer to as the Founder Entity Appointed Directors, by delivering a written notice to us. There is no minimum share ownership threshold for Founder Entities or their affiliates to retain their director nomination rights. Pursuant to a nominating and support agreement dated July 26, 2024 with Alliance Ventures, B.V., Dr. Tony Xu Han and Dr. Yan Li, Alliance Ventures, B.V. is entitled to appoint, remove, and replace two directors by delivering a written notice to us. In the event Alliance Ventures, B.V. sells our shares equal to between 1% and 2% of our then current fully diluted shares, it shall lose the right to nominate one director, and in the event Alliance Ventures, B.V. sells our shares equal to 2% or more of our then current fully diluted shares, it shall lose all the right to nominate directors. In order to keep Alliance Ventures, B.V.’s nomination rights, Dr. Tony Xu Han and Dr. Yan Li shall exercise their director appointment right through the Founder Entities and appoint the nominees from Alliance Ventures, B.V. as Founder Entity Appointed Directors. As advised by our Cayman Islands counsel, these entities together would not be entitled to appoint more than two directors.
Our Holding Company Structure and Risks Related to Doing Business in Mainland China
WeRide Inc. is not an operating company in China, but a Cayman Islands holding company with operations mainly conducted by its subsidiaries in mainland China. As used in this prospectus, “we,” “us,” “our company,” “the Company” or “our” refers to WeRide Inc., our Cayman Islands holding company, and its subsidiaries.
We face various legal and operational risks and uncertainties associated with being based in or having our operations primarily in mainland China and the complex and evolving PRC laws and regulations. For example, we face risks associated with the fact that the PRC government has significant authority in regulating our operations and may influence or intervene in our operations at any time, regulatory approvals on offerings conducted overseas by, and foreign investment in, China-based issuers, anti-monopoly regulatory actions, and oversight on data security. These risks could result in a material adverse change in our operations and the value of our ADSs, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause the value of such securities to significantly decline or become of little or no value. For a detailed description of risks related to doing business in mainland China, see “Risk Factors—Risks Related to Doing Business in mainland China.”
PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature may cause the value of such securities to significantly decline or become of little or no value. For more details, see “Risk Factors—Risks Related to Doing Business in mainland China—The PRC government’s significant oversight and discretion over our business operation could result in a material adverse change in our operations and the value of our ADSs.”
Risks and uncertainties arising from the legal system in mainland China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, which may also exist in other jurisdictions, could result in a material adverse change in our operations and the value of our ADSs. For more details, see “Risk Factors—Risks Related to Doing Business in mainland China—There may be changes from time to time in the interpretation and application of the laws of mainland China, and any failure to comply with laws and regulations could have a material adverse effect on our business, results of operations, financial condition and the value of our ADSs.”
Permissions Required from the PRC Authorities for Our Operations
We conduct our business primarily through our subsidiaries in mainland China. Our operations in mainland China are governed by PRC laws and regulations. As of the date of this prospectus, as advised by Commerce & Finance Law Offices, we have obtained all of the requisite licenses and permits from the PRC government authorities that are material for our business operations, including, among others, a license for ride hailing operations for the WeRide Go app, four urban solid waste licenses and several road testing permits held by our mainland China subsidiaries. However, we may be required to obtain additional licenses, permits, filings or approvals for our products and services in the future. If (i) we fail to obtain, maintain or renew the relevant licenses, permits, filings or approvals, (ii) we inadvertently conclude that such licenses, permits, filings or approvals are not required, while they actually are required, or (iii) we are required to obtain the relevant approval or complete other filing procedures as a result of changes of applicable laws, regulations or interpretations thereof but fail to do so, as the case may be, the competent PRC government authorities may have the power to, among other things, levy fines, confiscate our income, revoke our licenses, and require us to discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these actions by government authorities may have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ADSs. See “Risk Factors—Risks Related to Our Business and Industry—Any lack of requisite approvals, licenses or permits applicable to our business operation may have a material and adverse impact on our business and results of operations.”
The Holding Foreign Companies Accountable Act
Pursuant to the Holding Foreign Companies Accountable Act, which was enacted on December 18, 2020 and further amended by the Consolidated Appropriations Act, 2023, signed into law on December 29, 2022, or the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the Public Company Accounting Oversight Board, or the PCAOB, because of a position taken by an authority in the foreign jurisdiction for two consecutive years, the SEC will prohibit our shares or the ADSs from being traded on a national securities exchange or in the over-the- counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. See “Risk Factors—Risks Related to Our Business and Industry—The PCAOB had historically been unable to inspect our auditor in relation to their audit work” and “Risk Factors—Risks Related to Our Business and Industry—Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting or prohibited from trading of the ADSs, or the threat of their being delisted or prohibited from trading, may materially and adversely affect the value of your investment.”
Cash Flows through Our Organization
WeRide Inc., our Cayman Islands holding company may transfer cash to WeRide HongKong Limited, the wholly-owned Hong Kong subsidiary of WeRide Inc., by making capital contributions or providing intra- group loans. WeRide HongKong Limited, in turn, may transfer cash to its wholly- owned subsidiary in mainland China by making capital contributions or providing intra-group loans to them. Our subsidiaries may also provide intra- group loans to WeRide Inc. If our existing PRC subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to WeRide HongKong Limited. In addition, our wholly foreign-owned subsidiaries in China are permitted to pay dividends to WeRide HongKong Limited only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Under the PRC Company Law, each of our PRC subsidiary is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of their registered capital. In addition, our wholly foreign-owned subsidiaries in mainland China may allocate a portion of their after-tax profits based on PRC accounting standards to enterprise expansion funds, staff bonus and welfare funds at their discretion, and their subsidiaries may allocate a portion of their after-tax profits based on PRC accounting standards to a surplus fund at their discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of mainland China is subject to examination by the banks designated by SAFE. Upon satisfaction of the aforementioned statutory conditions and procedures, if our wholly-owned subsidiaries in mainland China generate accumulated profits and meet the requirements for statutory reserve funds, they may pay dividends or distribute earnings to WeRide HongKong Limited. WeRide HongKong Limited, in turn, may transfer cash to WeRide Inc. through dividends or other distributions. With necessary funds, WeRide Inc. may pay dividends or make other distributions to U.S. investors and service any debt it may have incurred outside of mainland China. As of the date of this prospectus, our wholly- owned subsidiaries in mainland China have not paid any dividends to WeRide HongKong Limited or other entities outside of mainland China.
We have established stringent controls and procedures for monitoring cash flows within our organization. The cash of our group is under the unified management of our finance department. Each cash requirement, after raised by the business department of an operating entity, is required to go through a two-to-five-level review process, depending on the relevant business department making such request and the amount of cash involved. A single employee is not permitted to complete all requisite reviews of a cash transfer, but rather only portions of the whole procedure. For special cash requirements that are out of the ordinary course of our business, additional review may be required to ensure the cash transfer is compliant with our internal policies and procedures. After such cash requirement is approved by the responsible persons in the finance department, the treasury department makes the cash transfer to the relevant operating entities. We strictly follow the foregoing controls and procedures to ensure that each transfer of cash among our Cayman Islands holding company and our subsidiaries is subject to internal approval. To date, we have not had any difficulty in transferring cash among our Cayman Islands holding company and our subsidiaries. In the future, we plan to continue to transfer cash within our organization based on the working capital needs of each operating entity within our organization.

The following table sets forth the amount of the transfers for the periods presented.
	Year Ended December 31,
	2022	2023(2)
	(RMB in thousands)
Loans from WeRide Inc. to subsidiaries	2,836,263	2,362,772
Repayment from subsidiaries to WeRide Inc.(1)	—	708,391
Capital contributions from HK subsidiary to mainland China subsidiaries	518,406	986,020
Amounts paid by Guangzhou Jingqi and its subsidiaries to WFOE under intra-group transactions	61,821	1,595
Amounts paid by WFOE to Guangzhou Jingqi and its subsidiaries under intra-group transactions	129,631	162,044
Loans from WFOE to Guangzhou Jingqi and its subsidiaries	195,100	251,142
Loans from Guangzhou Jingqi and its subsidiaries to WFOE	10,028	45,544

Note:
(1)
WeRide Corp., our subsidiary in the United States, was the only subsidiary that provided repayment in 2023.

(2)
On March 21, 2023, we completed the unwinding of the VIE structure by terminating the contractual arrangements and acquiring the VIE as our wholly-owned subsidiary.

For the year ended December 31, 2024, we provided loans to our subsidiaries totaling RMB3,574.5 million; our subsidiaries repaid RMB242.8 million to us, and our Hong Kong subsidiary contributed capital of RMB1,434.7 million to our mainland China subsidiaries. For the six months ended June 30, 2025, we provided loans to our subsidiaries totaling RMB316.1 million; our subsidiaries did not repay to us, and our Hong Kong subsidiary contributed capital of RMB431.0 million to our mainland China subsidiaries. For the years ended December 31, 2022, 2023 and 2024 and the six months ended June 30, 2025, no assets other than cash were transferred between the Cayman Islands holding company and its subsidiaries. As of the date of this prospectus, no subsidiary has paid dividends or made other distributions to the Cayman Islands holding company, and no dividends or distributions have been paid or made to U.S. investors. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. See “Dividend Policy.”
In light of our holding company structure as well as our substantive operation in mainland China, our ability to pay dividends to the shareholders, including the investors in the ADSs, and to service any debt we may incur, may highly depend upon dividends paid by our WFOE to us, despite that we may obtain financing at the Cayman Islands holding company level through other methods. However, under PRC laws and regulations, our mainland China subsidiaries are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us and the investors in the ADS. Remittance of dividends by a wholly foreign-owned enterprise out of mainland China is also subject to examination by the banks designated by SAFE. The amounts restricted, which represents the paid-in capital and additional paid-in capital of our WFOE, Guangzhou Jingqi and its subsidiaries, totaled RMB1,647.2 million, RMB2,352.2 million, RMB3,989.2 million (US$546.5 million) and RMB5,120.8 million (US$714.8 million) as of December 31, 2022, 2023 and 2024 and as of June 30, 2025, respectively. Furthermore, cash transfers from our mainland China subsidiaries to entities outside of mainland China are subject to PRC government control of currency conversion. Shortages in the availability of foreign currency may temporarily delay the ability of our mainland China subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. For risks relating to the fund flows of our operations in mainland China, see “Risk Factors—Risks Related to Doing Business in Mainland China—We may rely on dividends and other distributions on equity paid by our mainland China subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our mainland China subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business,” and “Risk Factors—Risks Related to Doing Business in Mainland China—PRC regulations of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of our offshore offerings to make loans or additional capital contributions to our mainland China subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”
For the Cayman Islands, PRC and U.S. federal income tax considerations applicable to an investment in our securities, see the section titled “Taxation” herein, as may be supplemented by any amendments or prospectus supplements hereto. If any dividend is paid by our mainland China subsidiaries to us in the future, under the PRC Enterprise Income Tax Law, or the EIT Law, and its implementation rules, dividends from our PRC subsidiaries to its non-PRC shareholders may be subject to a 10% withholding tax if such dividends are derived from profits. If WeRide Inc. or our offshore subsidiaries are deemed to be a PRC resident enterprise (we do not currently consider WeRide Inc. or our offshore subsidiaries to be PRC resident enterprises), the withholding tax may be exempted, but WeRide Inc. or our offshore subsidiaries will be subject to a 25% tax on our worldwide income, and our non-PRC enterprise investors may be subject to PRC income tax withholding at a rate of 10%.
VIE Consolidation Schedule
We had historically relied on contractual arrangements among our WFOE, Guangzhou Jingqi, or the VIE, and the former shareholders of the VIE to direct the business operations of the VIE. On March 21, 2023, we completed the unwinding of the VIE structure by terminating the contractual arrangements and acquiring the VIE as our wholly-owned subsidiary. We do not believe that a VIE structure is necessary for our operations under PRC laws and regulations.
We terminated the VIE primarily due to economic reasons and the increased regulatory scrutiny over VIE structure. Before the unwinding of the VIE structure, the VIE historically held an ICP License and a surveying and mapping certificate, both of which are subject to foreign investment restrictions. The VIE obtained the ICP License because we believed that an ICP license might be required for our online ride-hailing platform. However, as subsequently confirmed with the relevant authorities, if the online ride-hailing platform only engages in the publication of information related to online ride-hailing, it does not need an ICP license. Maintaining the ICP License incurs incremental costs without bringing any material benefits. As a result, the VIE completed the deregistration of the ICP License. While the VIE historically conducted our surveying and mapping business, we have since been cooperating with Guangzhou Yuji Technology Co., Ltd., or Guangzhou Yuji, a service provider that possesses a navigation electronic map production and surveying license, for such functions. Based on our communications with investors, we believe that investors may prefer a simpler corporate structure that does not involve a VIE. Compared to relying on the VIE structure, our cooperation with Guangzhou Yuji for surveying and mapping presents better corporate governance, involves less burdensome disclosure requirements, and is more accepted by the investor community.
Guangzhou Yuji is a related party in which a substantial interest in the voting power is owned by a sibling of Dr. Tony Xu Han, our chairman and chief executive officer. On February 28, 2022, we, through Guangzhou Jingqi, entered into a Framework Agreement for the Procurement and Services of High-definition Maps with Guangzhou Yuji, pursuant to which Guangzhou Yuji provides us with the high definition maps to be used by our autonomous vehicles in China based on our requirements. The initial term of the agreement was set for one year, with the option to renew upon mutual consent. The agreement has since been renewed and is currently valid until December 31, 2025. We make quarterly service fee payments to Guangzhou Yuji under the agreement. Both parties are subject to a strict confidentiality clause under the Framework Agreement for the Procurement and Services of High-definition Maps. On October 8, 2022, we entered into a Data Service Framework Agreement with Guangzhou Yuji through our WFOE to further expand our cooperation scope with Guangzhou Yuji. Pursuant to the Data Service Framework Agreement, Guangzhou Yuji provides data collection, labeling and compliance services to our WFOE with an indefinite term. Specifically, Guangzhou Yuji provides services for the collection, storage, transmission and labelling of the surveying and mapping data used by our autonomous vehicles in China pursuant to the requirement of relevant PRC laws. Our WFOE pays Guangzhou Yuji for the services provided on a monthly basis. Both parties are subject to a strict confidentiality clause under the Data Service Framework Agreement.
The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment in the Special Administrative Measures (Negative List) for the Access of Foreign Investment (2021 Edition), or the Negative List 2021. Any industry not listed on the Negative List 2021, including autonomous driving, is a permitted industry and generally accessible to foreign investment unless specifically prohibited or restricted by any PRC laws or regulations. Our PRC subsidiaries do not engage in any business activities that are prohibited or restricted for foreign investment under the Negative List 2021. As a result, we do not need a VIE structure to operate the business of our PRC subsidiaries.
We had historically entered into a series of contractual agreements with the VIE and its former shareholders, pursuant to which we had (i) the power to direct the management, financial and operating policies of the VIE, and (ii) exposure or rights to variable returns from our involvement with the VIE and the ability to use our power over the VIE to affect the amount of the returns. As a result, we treated the VIE and its subsidiaries as our consolidated entities under IFRS, and we consolidated the financial results of the VIE and its subsidiaries in our consolidated financial statements in accordance with IFRS before March 21, 2023. Revenue contributed by the VIE and its subsidiaries accounted for 7.2% of our total revenue for the year ended December 31, 2022.
The following table presents the condensed consolidating schedule of WeRide Inc. depicting the consolidated statement of profit or loss for the year ended December 31, 2022 of WeRide Inc., WFOE, other subsidiaries, the VIE and its subsidiaries, and the corresponding eliminating adjustments separately.
	For the Year Ended December 31, 2022
	WeRide Inc.	WFOE	Other subsidiaries	Eliminations	VIE and its subsidiaries	Consolidated Total
	(RMB in thousands)
Revenue(1)	—	546,255	76,821	181,539	(277,072)	527,543
Cost of revenue(1)	—	(298,644)	(84,207)	(86,965)	174,818	(294,998)
Gross profit/(loss)	—	247,611	(7,386)	94,574	(102,254)	232,545
Other net income(1)	—	15,932	59	80,290	(76,985)	19,296
Research and development expenses(1)	—	(290,279)	(329,423)	(241,508)	102,645	(758,565)
Administrative expenses	(16,440)	(64,430)	(33,308)	(123,058)	—	(237,236)
Selling expenses	—	(15,663)	(152)	(7,759)	—	(23,574)
Impairment loss on receivables and contract assets	—	(9,412)	(1,323)	(961)	—	(11,696)
Operating loss	(16,440)	(116,241)	(371,533)	(198,422)	(76,594)	(779,230)
Net foreign exchange gain	—	29,879	—	—	(9,670)	20,209
Interest income	—	7,191	17,934	10,986	—	36,111
Fair value changes of financial assets at fair value through profit or loss (“FVTPL”)	—	—	7,731	—	—	7,731
Other finance costs	—	(1,692)	(985)	(1,525)	—	(4,202)
Inducement charges of warrants	(125,213)	—	(125,213)	(125,213)	—	(125,213)
Fair value changes of financial liabilities measured at FVTPL	25,308	—	25,308	25,308	—	25,308
Changes in the carrying amounts of preferred shares and other financial instruments subject to redemption and other preferential rights	(479,210)	—	—	—	—	(479,210)
Share of loss from subsidiaries, the VIE and its subsidiaries(2)	(702,941)	(190,964)	(356,088)	—	1,249,993	—
Loss before taxation	(1,298,496)	(271,827)	(702,941)	(188,961)	1,163,729	(1,298,496)
Income tax	—	—	—	—	—	—
Loss for the year	(1,298,496)	(271,827)	(702,941)	(188,961)	1,163,729	(1,298,496)

Notes:
(1)
Represents the elimination of the intercompany services fees and intercompany sales. The service fees between the WFOE and the VIE and its subsidiaries amounted to RMB143.1 million for the year ended December 31, 2022. Other than service fees, the intercompany revenue and expenses between the WFOE and the VIE and its subsidiaries are nil for the year ended December 31, 2022.

(2)
Represents the elimination of the investment in our WFOE, other subsidiaries of WeRide Inc., the VIE and its subsidiaries. The WFOE’s share of loss from the VIE and its subsidiaries amounted to RMB189.0 million for the year ended December 31, 2022.

The following table presents the condensed consolidating schedule of WeRide Inc. depicting the consolidated statement of cash flows for the year ended December 31, 2022 of WeRide Inc., WFOE, other subsidiaries, the VIE and its subsidiaries, and the corresponding eliminating adjustments separately.
	For the Year Ended December 31, 2022
	WeRide Inc.	WFOE	Other subsidiaries	Eliminations	VIE and its subsidiaries	Consolidated Total
	(RMB in thousands)
Net cash used in operating (RMB in thousands) activities	(10,848)	(281,870)	(309,011)	(68,652)	—	(670,381)
Net cash used in investing activities(1)	(2,634,633)	(252,667)	(2,640,977)	(15,876)	3,341,739	(2,202,414)
Net cash generated from/(used in) financing activities(1)	2,782,671	745,443	2,636,465	(638,252)	(3,341,739)	2,184,588
Net increase/(decrease) in cash	137,190	210,906	(313,523)	(722,780)	—	(688,207)
Cash as of January 1	1,084,196	556,587	320,578	764,207	—	2,725,568
Effect of foreign exchange rate changes	105,116	23,686	67,528	—	—	196,330
Cash as of December 31	1,326,502	791,179	74,583	41,427	—	2,233,691

Note:
(1)
Represents cash received as the investment in other subsidiaries of WeRide Inc., and the VIE and its subsidiaries from WeRide Inc., our WFOE and other subsidiaries of WeRide Inc., which was eliminated as inter-company transaction upon consolidation.

Corporate Information
Our principal executive offices are located at 21st Floor, Tower A, Guanzhou Life Science Innovation Center, No. 51, Luoxuan Road, Guangzhou International Biotech Island, Guangzhou, People’s Republic of China. Our telephone number at this address is +86 (20) 2909-3388. Our registered office in the Cayman Islands is located at the offices of International Corporation Services Ltd, P.O. Box 472, Harbour Place, 2nd Floor, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands.
Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our main website is https://www.weride.ai/. The information contained on our websites is not a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.
Implication of Being a Foreign Private Issuer
We are a foreign private issuer within the meaning of the rules under the United States Securities Exchange Act of 1934, as amended, or Exchange Act, and as such we are exempt from certain provisions of the securities 20 rules and regulations in the United States that are applicable to U.S. domestic issuers. Moreover, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market Rules. See “Risk

Factors—Risks Related to Our Class A Ordinary Shares and the ADSs—As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market’s corporate governance requirements; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Stock Market’s corporate governance requirements.”
Implication of Being an Emerging Growth Company
As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include an exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting.
We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenue of at least US$1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of our US IPO; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the United States Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our ADSs that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above. Based on the aggregate market value of our Class A ordinary shares (including Class A ordinary shares represented by ADSs) held by non-affiliates as of June 30, 2025, we expect to become a “large accelerated filer” and no longer qualify as an emerging growth company as of December 31, 2025.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any prospectus supplement, and the information incorporated by reference herein may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Sections of this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly the sections entitled “Prospectus Summary” and “Risk Factors,” among others, discuss factors which could adversely impact our business and financial performance.
You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our results of operations, financial condition, business strategy and financial needs. These forward-looking statements include statements about:
•
our mission, goals and strategies;

•
our future business development, financial condition and results of operations;

•
the expected changes in our revenue, expenses or expenditures;

•
the expected growth of the autonomous driving market in China and globally;

•
our expectations regarding demand for and market acceptance of our products and services;

•
our ability to improve and enhance our autonomous driving technology and offer quality products and services;

•
competition in our industry;

•
government policies and regulations relating to our industry;

•
general economic and business conditions in China and globally;

•
the outcome of any legal or administrative proceedings; and

•
assumptions underlying or related to any of the foregoing.

The forward-looking statements made in this prospectus or any prospectus supplement, or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by U.S. federal securities law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and any prospectus supplement, and the information incorporated by reference herein, along with any exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this prospectus, prospectus supplement and the documents incorporated by reference herein include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.
This prospectus and any prospectus supplement, and the information incorporated by reference herein may also contain statistical data and estimates that we obtained from government and private publications, including industry data and information from CIC. Statistical data in these publications also include projections based on a number of assumptions. The market data contained in this prospectus involves a number of assumptions, estimates and limitations. The related markets in China and elsewhere may not grow at the rates projected by market data, or at all. The failure of the markets to grow at the projected rates may have a material adverse effect on our business and the market price of our securities. If any one of the assumptions underlying the market data turn out to be incorrect, actual results may differ from the projections based on these assumptions. In addition, due to the rapidly evolving nature of the advertising industry in China, projections or estimates about our business and financial prospects involve significant risks and uncertainties. You should not place undue reliance on these forward-looking statements.

RISK FACTORS
Investing in our securities involves risk. You should carefully consider the risk factors and uncertainties described under the heading “Item 3. Key Information—D. Risk Factors” in our most recently filed annual report on Form 20-F, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act, and, if applicable, in any accompanying prospectus supplement or documents incorporated by reference before investing in any of the securities that may be offered or sold pursuant to this prospectus. These risks and uncertainties could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise indicated in any prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include acquisitions or strategic investments in complementary businesses or technologies, working capital, operating expenses and capital expenditures. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

SELLING SECURITYHOLDERS
Information about any selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment to this registration statement, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

DESCRIPTION OF THE SECURITIES
We may issue, offer and sell from time to time, in one or more offerings, the following securities:
•
Class A ordinary shares;

•
Class B ordinary shares;

•
ADSs representing Class A ordinary shares;

•
preferred shares

•
debt securities;

•
warrants; and

•
units.

The following is a description of the terms and provisions of our Class A ordinary shares, Class B ordinary shares, ADSs, preferred shares, debt securities, warrants and units, which we may offer and sell using this prospectus. These summaries are not meant to be a complete description of each security. We will set forth in the applicable prospectus supplement a description of the ADSs, Class B ordinary shares, preferred shares, debt securities, warrants, and units, in certain cases, the Class A ordinary shares that may be offered under this prospectus. The terms of the offering of securities, the offering price and the net proceeds to us, as applicable, will be contained in the prospectus supplement and other offering material relating to such offering. The supplement may also add, update or change information contained in this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

DESCRIPTION OF SHARE CAPITAL
We are a Cayman Islands exempted company incorporated with limited liability and our affairs are governed by our memorandum and articles of association, the Companies Act (Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands.
As of the date of this prospectus, our authorized share capital is US$50,000 divided into 5,000,000,000 shares of a par value of US$0.00001 each, comprising (i) 3,500,000,000 Class A ordinary shares of a par value of US$0.00001 each, (ii) 500,000,000 Class B ordinary shares of a par value of US$0.00001 each, and (iii) 1,000,000,000 shares of a par value of US$0.00001 each of such class or classes (however designated) as our board of directors may determine in accordance with our articles of association.
Our Memorandum and Articles of Association
The following are summaries of material provisions of memorandum and articles of association, or our memorandum and articles of association, and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.
Objects of Our Company.   Under our memorandum and articles of association, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the Cayman Islands law.
Ordinary Shares.   Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares will have the same rights except for voting and conversion rights. Our ordinary shares are issued in registered form and are issued when registered in our register of members (shareholders). We may not issue shares to bearer. Our shareholders who are nonresidents of the Cayman Islands may freely hold and vote their shares.
Conversion.   Class B ordinary shares may be converted into the same number of Class A ordinary shares by the holders thereof at any time, while Class A ordinary shares cannot be converted into Class B ordinary shares under any circumstances.
Dividends.   The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors or declared by our shareholders by ordinary resolution (provided that no dividend may be declared by our shareholders which exceeds the amount recommended by our directors). Our memorandum and articles of association provide that dividends may be declared and paid out of the funds of our Company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.
Voting Rights.   Holders of Class A ordinary shares and Class B ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any general meeting of the Company. Each Class A ordinary share shall be entitled to one vote on all matters subject to the vote at general meetings of our company, and each Class B ordinary share shall be entitled to 40 votes on all matters subject to the vote at general meetings of our company. Voting at any meeting of shareholders is by poll.
An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the outstanding ordinary shares cast at a meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all members entitled to vote. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association. Our shareholders may, among other things, sub-divide or consolidate all or any of our company’s share capital by ordinary resolution.
General Meetings of Shareholders.   As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.
Shareholders’ general meetings may be convened by a majority of our board of directors or by the chairman of the board of directors. Advance notice of at least seven days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder present in person or by proxy, representing not less than one-third of all votes attaching to the issued and outstanding shares in our company entitled to vote at general meeting.
The Companies Act does not provide shareholders with the right to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association provide that upon the requisition of any one or more of our shareholders who together hold shares which carry in aggregate a majority of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.
Transfer of Ordinary Shares.   Subject to the restrictions set out in our memorandum and articles of association as set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.
Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:
•
the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•
the instrument of transfer is in respect of only one class of ordinary shares;

•
the instrument of transfer is properly stamped, if required;

•
in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

•
a fee of such maximum sum as the Nasdaq Stock Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our board of directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.
The registration of transfers may, after compliance with any notice required of the Nasdaq Stock Market, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.
Liquidation.   On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of our share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of our share capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.
Calls on Shares and Forfeiture of Shares.   Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares.   We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.
Variations of Rights of Shares.   If at any time, our share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our company is being wound-up, may be varied with the consent in writing of all the holders of the issued shares of that class or series or with the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with or subsequent to such existing class of shares, or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.
Issuance of Additional Shares.   Our memorandum and articles of association authorize our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.
Our memorandum and articles of association also authorize our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:
•
the designation of the series;

•
the number of shares of the series;

•
the dividend rights, dividend rates, conversion rights, voting rights; and

•
the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.
Inspection of Books and Records.   Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than our memorandum and articles of association, special resolutions, and our register of mortgages and charges). However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”
Anti-Takeover Provisions.   Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:
•
authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

•
limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.
Exempted Company.   We are an exempted company incorporated with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:
•
does not have to file an annual return of its shareholders with the Registrar of Companies;

•
is not required to open its register of members for inspection;

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does not have to hold an annual general meeting;

•
may issue negotiable or bearer shares or shares with no par value;

•
may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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may register as a limited duration company; and

•
may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
Exclusive Forum.   Unless we consent in writing to the selection of an alternative forum, the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) shall be the exclusive forum within the United States for the resolution of any complaint asserting a cause of action arising out of or relating in any way to the federal securities laws of the United States, including those arising from the Securities Act and the Exchange Act, regardless of whether such legal suit, action, or proceeding also involves parties other than our company. Any person or entity purchasing or otherwise acquiring any share or other securities in our company, or purchasing or otherwise acquiring American depositary shares issued pursuant to deposit agreements, shall be deemed to have notice of and consented to the provisions of this article. Without prejudice to the foregoing, if the provision in this article is held to be illegal, invalid or unenforceable under applicable law, the legality, validity or enforceability of the rest of articles of association shall not be affected and this article shall be interpreted and construed to the maximum extent possible to apply in the relevant jurisdiction with whatever modification or deletion may be necessary so as best to give effect to our intention.
Differences in Corporate Law
The Companies Act of the Cayman Islands is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and, accordingly, there are significant differences between the Companies Act of the Cayman Islands and the current Companies Act of England. In addition, the Companies Act of the Cayman Islands differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act of the Cayman Islands applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements.   The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the surviving or consolidated company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.
A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary.
The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation; provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement; provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, or (b) a majority in number representing 75% in value of the creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
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the statutory provisions as to the required majority vote have been met;

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the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder(s) upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits.   In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where: a company acts or proposes to act illegally or ultra vires (and is therefore incapable of ratification by the shareholder);
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the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

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those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability.   Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including, without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.
In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Directors’ Fiduciary Duties.   Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and, therefore, it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third-party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
Shareholder Action by Written Consent.   Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our memorandum and articles of association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.
Shareholder Proposals.   Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders; provided that it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
The Companies Act does not provide shareholders with the right to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow any one or more of our shareholders who together hold shares which carry in aggregate not less than a majority of all votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our memorandum and articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.
Cumulative Voting.   Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors.   Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders (other than a Founder Entity Appointed Director as defined in our memorandum and articles of association). A director will also cease to be a director if he (i) becomes prohibited by applicable law from being a director; (ii) becomes bankrupt or makes any arrangement or composition with his creditors; (iii) dies or is found to be or becomes of unsound mind; (iv) resigns his office by notice in writing; (v) without special leave of absence from our board, is absent from meetings of our board for three consecutive meetings and our board resolves that his office be vacated; or (vi) is removed from office pursuant to any other provision of our articles of association.
Transactions with Interested Shareholders.   The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.
Dissolution; Winding up.   Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by either an order of the courts of the Cayman Islands or by the board of directors.
Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.
Restructuring.   A company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company:
(a)
is or is likely to become unable to pay its debts; and

(b)
intends to present a compromise or arrangement to its creditors (or classes thereof) either pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring.

The Grand Court may, among other things, make an order appointing a restructuring officer upon hearing of such petition, with such powers and to carry out such functions as the court may order. At any time (i) after the presentation of a petition for the appointment of a restructuring officer but before an order for the appointment of a restructuring officer has been made, and (ii) when an order for the appointment of a restructuring officer is made, until such order has been discharged, no suit, action or other proceedings (other than criminal proceedings) shall be proceeded with or commenced against the company, no resolution to wind up the company shall be passed, and no winding up petition may be presented against the company, except with the leave of the court. However, notwithstanding the presentation of a petition for the appointment of a restructuring officer or the appointment of a restructuring officer, a creditor who has security over the whole or part of the assets of the company is entitled to enforce the security without the leave of the court and without reference to the restructuring officer appointed.
Variation of Rights of Shares.   Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, if at any time our share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our company is being wound-up, may be varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or series or with the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with or subsequent to such existing class of shares, or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.
Amendment of Governing Documents.   Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.
Rights of Non-resident or Foreign Shareholders.   There are no limitations imposed by our memorandum and articles of association on the rights of nonresident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.
History of Securities Issuances
The following is a summary of our securities issuances in the past three years.
Class A Ordinary Shares
We issued an aggregate of 25,963,770 Class A ordinary shares in our US IPO, including (i) 23,227,200 Class A ordinary shares issued on October 28, 2024, and (i) 2,736,570 Class A ordinary shares issued on November 22, 2024 upon exercise of over-allotment option in part by the underwriters.
On October 28, 2024, we issued an aggregate of 62,036,452 Class A ordinary shares to the following investors in several private placements in accordance with Regulation S under the Securities Act concurrently with our US IPO:
(i)
18,774,193 Class A ordinary shares to Alliance Ventures, B.V. for a total consideration of US$97 million;

(ii)
13,455,810 Class A ordinary shares to JSC International Investment Fund SPC for a total consideration of US$69.5 million;

(iii)
9,677,419 Class A ordinary shares to Get Ride Inc. for a total consideration of US$50 million;

(iv)
8,903,225 Class A ordinary shares to Beijing Minghong Management Consulting Partnership (Limited Partnership) for a total consideration of US$46 million;

(v)
5,806,451 Class A ordinary shares to Kechuangzhixing Holdings Limited for a total consideration of US$30 million;

(vi)
3,870,967 Class A ordinary shares to Guangqizhixing Holdings Limited for a total consideration of US$20 million; and

(vii)
1,548,387 Class A ordinary shares to GZJK WENYUAN Inc. for a total consideration of US$8 million.

Ordinary Shares and Preferred Shares
We issued Series D and Series D+ preferred shares at higher prices per share relative to other ordinary shares and other series of preferred shares around the same time. The differences in the consideration paid for the ordinary and preferred shares issued from January 2022 to June 2024, during which the Series D and Series D+ preferred shares were issued, were mainly because of the following reasons:
(i)
Ordinary shares and different series of preferred shares have different fair values as a result of different shareholders’ rights attached to them.

(ii)
There was a large time gap between the share issuance date and the significantly earlier date when our company, which had a lower valuation back then, entered into the related investment agreements with the investors. Pursuant to PRC laws and regulations, PRC entities are required to complete certain filings and procedures to convert Renminbi consideration to U.S. dollars and remit the consideration out of China. These procedures led to the time gap between the signing of the investment agreements and the issuance of shares for certain PRC investors, who had committed to completing the relevant filings and procedures pursuant to the investment agreements.
(iii)
The shares were issued upon the exercise of warrants granted to the lead series A investor in 2018. Such warrants entitled the lead series A investor to acquire the shares at a significant discount, as an incentive for such investor to lead the series A financing round. This share issuance was treated as a deemed distribution, which was recorded in our historical financial statements.

Securities/Purchaser Ordinary Shares	Date of Signing Definitive Investment Agreement	Date of Issuance	Number of Securities	Consideration	Reason(s) for Difference in Consideration Compared to Series D and D+
Guangzhou Hengdazhixing Industrial Investment Fund Partnership (Limited Partnership)	February 2021	July 12, 2022	1,892,780	US$2,000,000	(i) and (ii)
Guangqizhixing Holdings Limited	December 2021	June 30, 2023	1,763,689	US$6,000,000	(i) and (ii)
China-UAE Investment Cooperation Fund, L.P., Allindrive Capital (Cayman) Limited, Catalpa Investments, MOMENTUM VENTURE CAPITAL PTE. LTD., CCB International Overseas Limited, Robert Bosch GmbH, Hainan Kaiyi Investment Partnership (Limited Partnership), Hainan Huifuchangyuan Equity Investment Fund Partnership (Limited Partnership), Guangzhou Yuexiu Jinchan III Equity Investment Fund Partnership (Limited Partnership), Guangzhou Zhiruo Investment Partnership (Limited Partnership), Xiamen Homericapital Junteng Investment Partnership (Limited Partnership), Sailing Innovation Inc, CDBC MANUFACTURING TRANSFORMATION AND UPGRADING FUND and Guangqizhixing Holdings Limited
	July and August 2024	August 9, 2024	12,806,568	US$128.07	—
Series Seed-1 Preferred Shares
Homeric Spirit HK Limited Partnership Fund	December 2021	January 20, 2022	286,246	US$1,000,000	(i)
Zto Ljf Holding Limited	December 2021	January 20, 2022	882,382	US$3,082,602	(i)
Series A Preferred Shares
Alliance Ventures B.V.	October 2018	May 29, 2023	4,400,229	US$4,400.23	(iii)
Shenzhen Yuanan Fule Investment Center Ltd.	October 2018	September 13, 2023	8,142,630	US$8,095,932.02	(ii)
Series B-1 Preferred Shares
Beijing Xufeng Zhiyuan Intelligent Technology Limited Partnership	December 2020	June 15, 2022	66,247,450	US$100,000,000	(ii)
Series B-2 Preferred Shares
Zto Ljf Holding Limited	December 2021	January 20, 2022	1,693,830	US$5,917,395	(i)

Securities/Purchaser Ordinary Shares	Date of Signing Definitive Investment Agreement	Date of Issuance	Number of Securities	Consideration	Reason(s) for Difference in Consideration Compared to Series D and D+
Series B-3 Preferred Shares
Guangzhou Ruosi Investment Partnership (Limited Partnership), Tianjin Wenze Equity Investment Fund Partnership (Limited Partnership), Nanjing Jianye Jushi Technology Innovation Growth Fund (Limited Partnership), Shanghai Daining Business Management Partnership (Limited Partnership), Anhui Hongxinli Equity Investment Partnership (Limited Partnership) and Guangzhou Hengdazhixing Industrial Investment Fund Partnership (Limited Partnership)	December 2020	Various dates from June 2021 to July 2022	18,855,050	US$37,000,000	(ii)
Series D Preferred Shares
China-UAE Investment Cooperation Fund, L.P., Allindrive Capital (Cayman) Limited, Catalpa Investments, MOMENTUM VENTURE CAPITAL PTE. LTD., CCB International Overseas Limited and Robert Bosch GmbH	December 2021	Various dates from January 20, 2022 to June 15, 2022	39,716,614	US$185,000,000	—
Hainan Kaiyi Investment Partnership (Limited Partnership)	December 2021	December 2, 2022	3,220,266	US$15,000,000	—
China-UAE Investment Cooperation Fund, L.P.	December 2021	December 28, 2022	10,734,220	US$50,000,000	—
Hainan Huifuchangyuan Equity Investment Fund Partnership (Limited Partnership)	December 2021	January 19, 2023	1,524,259	US$7,099,998.42	—
Guangqizhixing Holdings Limited	December 2021	June 30, 2023	5,152,425	US$24,000,000	—
Hainan Kaiyi Investment Partnership (Limited Partnership)	December 2021	December 2, 2022	3,220,266	US$15,000,000	—
China-UAE Investment Cooperation Fund, L.P.	December 2021	December 28, 2022	10,734,220	US$50,000,000	—
Hainan Huifuchangyuan Equity Investment Fund Partnership (Limited Partnership)	December 2021	January 19, 2023	1,524,259	US$7,099,998.42	—
Guangqizhixing Holdings Limited	December 2021	June 30, 2023	5,152,425	US$24,000,000	—
Guangzhou Yuexiu Jinchan III Equity Investment Fund Partnership (Limited Partnership)	December 2021	June 27, 2024	1,867,649	US$8,699,507.25	—
Guangzhou Zhiruo Investment Partnership (Limited Partnership)	December 2021	June 27, 2024	301,764	US$1,405,614.42	—
Xiamen Homericapital Junteng Investment Partnership (Limited Partnership)	December 2021	June 27, 2024	429,369	US$2,000,000	—
Series D+ Preferred Shares
Sailing Innovation Inc.	October 2022	November 28, 2023	7,495,687	US$37,800,000	—
CDBC MANUFACTURING TRANSFORMATION AND UPGRADING FUND	October 2022	December 26, 2023	14,934,910	US$70,000,000	—
Warrants
On January 20, 2022, we issued warrants to certain Series D investors, pursuant to which: (i) Hainan Kaiyi Investment Partnership (Limited Partnership) or its affiliate is entitled to purchase 3,220,266 Series D preferred shares with an aggregate exercise price of US$15,000,000; (ii) Shanghai Huitianfu Yijian Equity Investment Management Co., Ltd. or its designated affiliate is entitled to purchase 1,610,133 Series D preferred shares with an aggregate exercise price of up to US$7,500,000; (iii) Guangzhou Yuexiu Jinchan III Equity Investment Fund Partnership (Limited Partnership) or its affiliate is entitled to purchase 1,867,649 Series D preferred shares with an aggregate exercise price of up to US$10,000,000; and (iv) Guangzhou Zhiruo Investment Partnership (Limited Partnership) or its affiliate is entitled to purchase 301,764 Series D preferred shares with an aggregate exercise price of up to US$1,608,100. The warrants are exercisable within ten business days after the later of (A) the respective holder has delivered to us a certified true copy of the ODI approval, and (B) the principal amount of the loan was refunded to the respective holder. On December 2, 2022, we issued 3,220,266 Series D preferred shares to Hainan Kaiyi Investment Partnership (Limited Partnership) upon exercise of the warrant held by it. On January 19, 2023, we issued 1,524,259 Series D preferred shares to Hainan Huifuchangyuan Equity Investment Fund Partnership (Limited Partnership) upon exercise of the warrant held by Shanghai Huitianfu Yijian Equity Investment Management Co., Ltd. On June 27, 2024, we issued 1,867,649 and 301,764 Series D preferred shares to Guangzhou Yuexiu Jinchan III Equity Investment Fund Partnership (Limited Partnership) and Guangzhou Zhiruo Investment Partnership (Limited Partnership), respectively, upon the exercise of all outstanding warrants held by them.
On January 20, 2022, we issued additional warrants to certain Series D investors, pursuant to which: (i) China- UAE Investment Cooperation Fund, L.P. or its designated affiliates have the right to purchase up to 10,734,220 Series D preferred shares with an aggregate exercise price of up to US$50,000,000; (ii) Allindrive Capital (Cayman) Limited is entitled to purchase up to 10,734,220 Series D preferred shares with an aggregate exercise price of up to US$50,000,000; (iii) Catalpa Investments is entitled to purchase up to 2,146,844 Series D preferred shares with an aggregate exercise price of up to US$10,000,000; and (iv) Hainan Kaiyi Investment Partnership (Limited Partnership) or its affiliate is entitled to purchase 2,146,844 Series D preferred shares with an aggregate exercise price of up to US$10,000,000, each at a per share purchase price of US$4.6580. The warrants are exercisable at any time before the earlier of: (x) the later of (A) the expiration of the six (6)-month period following the date of the closing under the purchase agreement, and (B) the closing of the first bona fide equity financing of our company after the date on which the warrant was issued with a per share issue price higher than US$4.6580, and (y) consummation of the Qualified IPO of our company, which is defined as a firm commitment underwritten public offering of the ordinary shares of our company in the United States or another recognized international securities exchange with the per share issue price of no less than US$6.211 and the implied pre-offering market capitalization of our company of not less than US$6,000,000,000, and the gross proceeds to our company of at least US$250,000,000. On December 28, 2022, we issued 10,734,220 Series D preferred shares to China-UAE Investment Cooperation Fund, L.P. upon exercise of the warrant held by it. The other three warrants we issued on January 20, 2022 have expired.
On March 1, 2022, we issued a warrant to Xiamen Homericapital Junteng Investment Partnership (Limited Partnership) that grants it or its designated affiliates the right to purchase 1,133,534 Series D preferred shares or ordinary shares at a per share purchase price of US$4.6580 with an aggregate exercise price of up to US$5,280,000. The warrant is exercisable within ten business days after the later of (A) the holder has delivered to us a certified true copy of the ODI approval, and (B) the principal amount of the loan was refunded to the holder. On May 30, 2024, we entered into an amendment to the warrant, pursuant to which the number of Series D preferred shares that Xiamen Homericapital Junteng Investment Partnership (Limited Partnership) has the right to purchase was reduced to 429,369. On June 27, 2024, we issued 429,369 Series D preferred shares to the holder accordingly upon the exercise of all the outstanding warrants.
On October 31, 2022, we issued two warrants to National Development and Manufacturing Industry Transformation and Upgrading Fund (Limited Partnership) that grant it or its affiliate the right to purchase 11,834,910 Series D+ preferred shares and 3,100,000 Series D+ preferred shares, respectively, with an aggregate exercise price of up to US$59,682,280 and US$10,317,730, respectively. The warrants are exercisable within ten business days after the later of (A) the holder has delivered to us a certified true copy of the ODI approval, and (B) the principal amount of the loan (when provide) was refunded to the holder. On December 26, 2023, we issued 14,934,910 Series D+ preferred shares to CDBC MANUFACTURING TRANSFORMATION AND UPGRADING FUND upon the exercise of the warrants held by National Development and Manufacturing Industry Transformation and Upgrading Fund (Limited Partnership).
Options and Restricted Share Units
We have granted options to purchase our ordinary shares and restricted share units to certain of our directors, officers and employees. See the section titled “Management—Share Incentive Plan—2018 Share Plan” in our Current Report on Form 6-K (File No. 001-42213) filed with the SEC on November 3, 2025, as incorporated by reference herein.

Shareholders Agreement
We entered into the sixth amended and restated shareholders agreement and the sixth amended and restated right of first refusal and co-sale agreement on October 29, 2022, with our shareholders, consisting of holders of ordinary shares, preferred shares and golden shares. The sixth amended and restated shareholders agreement provides for certain shareholders’ rights, including information and inspection rights, registration rights, preemptive right and protective provisions, and contain provisions governing our board of directors and other corporate governance matters. Except for the registration rights, all of these special rights, as well as the corporate governance provisions, were automatically terminated upon the completion of our US IPO. The sixth amended and restated right of first refusal and co-sale agreement provides that shareholders of our preferred shares enjoy certain right of first refusal and co-sale rights, which was also automatically terminated upon the completion of our US IPO.

DESCRIPTION OF PREFERRED SHARES
Under our amended and restated memorandum and articles of association, our board of directors may, without further action by the members, fix the rights, preferences, privileges, restrictions and payment obligations of up to an aggregate of up to 1,000,000,000 (being the number of authorized but undesignated shares under our amended and restated memorandum and articles of association) preferred shares of a par value of US$0.00001 each, in one or more series and authorize their issuance. The undesignated shares authorized under our amended and restated memorandum and articles of association are available for issuance without further action by the members, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed, provided, however, before any preferred shares of any such series are issued, our board of directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, preemption rights, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of the Class A ordinary shares. The specific terms of any series of preferred shares offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred shares. Any issuance of preferred shares could adversely affect the voting power of holders of Class A ordinary shares and the likelihood that such holders would receive dividend payments and payments on liquidation. In addition, the issuance of preferred shares could have the effect of delaying, deterring or preventing a change of control or other corporate action.
The preferred shares will have the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred shares. You should read the prospectus supplement relating to the particular series of preferred shares being offered for specific terms, including:
•
the designation and stated value per share of the preferred shares and the number of shares offered;

•
the amount of liquidation preference per share;

•
the price at which the preferred shares will be issued;

•
the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•
any redemption or sinking fund provisions;

•
if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred shares are denominated and/or in which payments will or may be payable;

•
any conversion provisions; and

•
any other rights, preferences, privileges, limitations and restrictions on the preferred shares.

The preferred shares will, when issued, be fully paid and non-assessable.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
Deutsche Bank Trust Company Americas, as depositary, will register and deliver the ADSs. Each ADS will represent ownership of three Class A ordinary shares, deposited with Deutsche Bank AG, Hong Kong Branch, as custodian for the depositary. Each ADS will also represent ownership of any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs will be administered is located at 1 Columbus Circle, New York, NY 10019, USA. The principal executive office of the depositary is located at 1 Columbus Circle, New York, NY 10019, USA.
The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.
We will not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the Class A ordinary shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs. See “—Jurisdiction and Arbitration.”
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. For directions on how to obtain copies of those documents, see “Where You Can Find Additional Information.”
Holding the ADSs
How will you hold your ADSs?
You may hold ADSs either (1) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by holding ADSs in DRS, or (2) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. ADSs will be issued through DRS, unless you specifically request certificated ADRs. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
Dividends and Other Distributions
How will you receive dividends and other distributions on the shares?
The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on Class A ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of Class A ordinary shares your ADSs represent as of the record date (which will be as close as practicable to the record date for our Class A ordinary shares) set by the depositary with respect to the ADSs.
•
Cash.   The depositary will convert or cause to be converted any cash dividend or other cash distribution we pay on the Class A ordinary shares or any net proceeds from the sale of any Class A ordinary shares, rights, securities or other entitlements under the terms of the deposit agreement into U.S. dollars if it can do so on a practicable basis and can transfer the U.S. dollars to the United States, and will distribute promptly the amount thus received. If the depositary shall determine in its judgment that such conversions or transfers are not practical or lawful or if any government approval or license is needed and cannot be obtained at a reasonable cost within a reasonable period or otherwise sought, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold or cause the custodian to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid and such funds will be held for the respective accounts of the ADS holders. It will not invest the foreign currency and it will not be liable for any interest for the respective accounts of the ADS holders.
Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, that must be paid, will be deducted. See the section titled “Taxation” herein, as may be supplemented by any amendments or prospectus supplements hereto. It will distribute only whole U.S. dollars and cents and will round down fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.
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Shares.   For any Class A ordinary shares we distribute as a dividend or free distribution, either (1) the depositary will distribute additional ADSs representing such Class A ordinary shares or (2) existing ADSs as of the applicable record date will represent rights and interests in the additional Class A ordinary shares distributed, to the extent reasonably practicable and permissible under law, in either case, net of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary will only distribute whole ADSs. It will try to sell Class A ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. The depositary may sell a portion of the distributed Class A ordinary shares sufficient to pay its fees and expenses, and any taxes and governmental charges, in connection with that distribution.

•
Elective Distributions in Cash or Shares.   If we offer holders of our Class A ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice as described in the deposit agreement of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to you as a holder of the ADSs. We must timely first instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practicable to make such elective distribution available to you. In such case, the depositary shall, on the basis of the same determination as is made in respect of the Class A ordinary shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing Class A ordinary shares in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Class A ordinary shares.

•
Rights to Purchase Additional Shares.   If we offer holders of our Class A ordinary shares any rights to subscribe for additional shares, the depositary shall, having received timely notice as described in the deposit agreement of such distribution by us, consult with us, and we must determine whether it is lawful and reasonably practicable to make these rights available to you. We must first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal or reasonably practicable to make the rights available but that it is lawful and reasonably practicable to sell the rights, the depositary will endeavor to sell the rights and in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper, distribute the net proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will establish procedures to distribute such rights and enable you to exercise the rights upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The Depositary shall not be obliged to make available to you a method to exercise such rights to subscribe for Class A ordinary shares (rather than ADSs).
U.S. securities laws may restrict transfers and cancellation of the ADSs represented by Class A ordinary shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

There can be no assurance that you will be given the opportunity to exercise rights on the same terms and conditions as the holders of Class A ordinary shares or be able to exercise such rights.
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Other Distributions.   Subject to receipt of timely notice, as described in the deposit agreement, from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will distribute to you anything else we distribute on deposited securities by any means it may deem practicable, upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. If any of the conditions above are not met, the depositary will endeavor to sell, or cause to be sold, what we distributed and distribute the net proceeds in the same way as it does with cash; or, if it is unable to sell such property, the depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration, such that you may have no rights to or arising from such property.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if we and/or the depositary determines that it is illegal or not practicable for us or the depositary to make them available to you.
Deposit, Withdrawal and Cancellation
How are ADSs issued?
The depositary will deliver ADSs if you or your broker deposit Class A ordinary shares or evidence of rights to receive Class A ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.
How do ADS holders cancel an American Depositary Share?
You may turn in your ADSs at the depositary’s corporate trust office or by providing appropriate instructions to your broker. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the Class A ordinary shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, to the extent permitted by law.
How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?
You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.
Voting Rights
How do you vote?
You may instruct the depositary to vote the Class A ordinary shares or other deposited securities underlying your ADSs at any meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities. Otherwise, you could exercise your right to vote directly if you withdraw the Class A ordinary shares. However, you may not know about the meeting sufficiently enough in advance to withdraw the Class A ordinary shares.

If we ask for your instructions and upon timely notice from us by regular, ordinary mail delivery, or by electronic transmission, as described in the deposit agreement, the depositary will notify you of the upcoming meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, and arrange to deliver our voting materials to you. The materials will include or reproduce (a) such notice of meeting or solicitation of consents or proxies; (b) a statement that the ADS holders at the close of business on the ADS record date will be entitled, subject to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the Class A ordinary shares or other deposited securities represented by such holder’s ADSs; and (c) a brief statement as to the manner in which such instructions may be given to the depositary or deemed given in accordance with the second to last sentence of this paragraph if no instruction is received by the depositary to give a discretionary proxy to a person designated by us. Voting instructions may be given only in respect of a number of ADSs representing an integral number of Class A ordinary shares or other deposited securities. For instructions to be valid, the depositary must receive them in writing on or before the date specified. The depositary will try, as far as practical, subject to applicable law and the provisions of our memorandum and articles of association, to vote or to have its agents vote the Class A ordinary shares or other deposited securities (in person or by proxy) as you instruct. The depositary will only vote or attempt to vote as you instruct.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the Class A ordinary shares underlying your ADSs. In addition, there can be no assurance that ADS holders and beneficial owners generally, or any holder or beneficial owner in particular, will be given the opportunity to vote or cause the custodian to vote on the same terms and conditions as the holders of our Class A ordinary shares. If we timely requested the depositary to solicit your instructions but no instructions are received by the depositary from an owner with respect to any of the deposited securities represented by the ADSs of that owner on or before the date established by the depositary for such purpose, the depositary shall deem that owner to have instructed the depositary to give a discretionary proxy to a person designated by us with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by us to vote such deposited securities. However, no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter if we inform the depositary we do not wish such proxy given, substantial opposition exists or the matter materially and adversely affects the rights of holders of the Class A ordinary shares.
The depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the Class A ordinary shares underlying your ADSs are not voted as you requested.
In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting and details concerning the matters to be voted at least 30 business days in advance of the meeting date.
Compliance with Regulations
Information Requests
Each ADS holder and beneficial owner shall (a) provide such information as we or the depositary may request pursuant to law, including, without limitation, relevant Cayman Islands law, any applicable law of the United States of America, our memorandum and articles of association, any resolutions of our Board of Directors adopted pursuant to such memorandum and articles of association, the requirements of any markets or exchanges upon which the Class A ordinary shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred, regarding the capacity in which they own or owned ADRs, the identity of any other persons then or previously interested in such ADRs and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of the laws of the Cayman Islands, our memorandum and articles of association, and the requirements of any markets or exchanges upon which the ADSs, ADRs or Class A ordinary shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs,

ADRs or Class A ordinary shares may be transferred, to the same extent as if such ADS holder or beneficial owner held Class A ordinary shares directly, in each case irrespective of whether or not they are ADS holders or beneficial owners at the time such request is made.
Disclosure of Interests
Each ADS holder and beneficial owner shall comply with our requests pursuant to Cayman Islands law, the rules and requirements of Nasdaq and any other stock exchange on which the Class A ordinary shares are, or will be, registered, traded or listed or our memorandum and articles of association, which requests are made to provide information, inter alia, as to the capacity in which such ADS holder or beneficial owner owns ADS and regarding the identity of any other person interested in such ADS and the nature of such interest and various other matters, whether or not they are ADS holders or beneficial owners at the time of such requests.
Fees and Expenses
As an ADS holder, you will be required to pay the following service fees to the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs):
Service	Fees

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To any person to which ADSs are issued or to any person to which a distribution is made in respect of ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash)

Up to US$0.05 per ADS issued
• Cancellation of ADSs, including in the case of termination of the deposit agreement	Up to US$0.05 per ADS cancelled
• Distribution of cash dividends	Up to US$0.05 per ADS held
• Distribution of cash entitlements (other than cash dividends) and/or cash proceeds from the sale of rights, securities and other entitlements	Up to US$0.05 per ADS held
• Distribution of ADSs pursuant to exercise of rights	Up to US$0.05 per ADS held
• Distribution of securities other than ADSs or rights to purchase additional ADSs	Up to US$0.05 per ADS held
• Depositary services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary bank
As an ADS holder, you will also be responsible for paying certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs) such as:
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Fees for the transfer and registration of Class A ordinary shares charged by the registrar and transfer agent for the Class A ordinary shares in the Cayman Islands (i.e., upon deposit and withdrawal of Class A ordinary shares).

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Expenses incurred for converting foreign currency into U.S. dollars.

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Expenses for cable, telex and fax transmissions and for delivery of securities.

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Taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when Class A ordinary shares are deposited or withdrawn from deposit).

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Fees and expenses incurred in connection with the delivery or servicing of Class A ordinary shares on deposit.

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Fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to Class A ordinary shares, deposited securities, ADSs and ADRs.

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Any applicable fees and penalties thereon.

The depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.
The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the depositary banks.
In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.
The depositary may make payments to us or reimburse us for certain costs and expenses, by making available a portion of the ADS fees collected in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time.
Payment of Taxes
You will be responsible for any taxes or other governmental charges payable, or which become payable, on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register or transfer your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for you. Your obligations under this paragraph shall survive any transfer of ADRs, any surrender of ADRs and withdrawal of deposited securities or the termination of the deposit agreement.
Reclassifications, Recapitalizations and Mergers
If we:	Then:
Change the nominal or par value of our Class A ordinary shares	The cash, shares or other securities received by the depositary will become deposited securities.
Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.

Distribute securities on the Class A ordinary shares that are not distributed to you, or recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended. If any new laws are adopted which would require the deposit agreement to be amended in order to comply therewith, we and the depositary may amend the deposit agreement in accordance with such laws and such amendment may become effective before notice thereof is given to ADS holders.
How may the deposit agreement be terminated?
The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign, or if we have removed the depositary, and in either case we have not appointed a new depositary within 90 days. In either such case, the depositary must notify you at least 30 days before termination.
After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver Class A ordinary shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. Six months or more after the date of termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. After such sale, the depositary’s only obligations will be to account for the money and other cash. After termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary thereunder.
Books of Depositary
The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the Company, the ADRs and the deposit agreement.
The depositary will maintain facilities in the Borough of Manhattan, The City of New York to record and process the issuance, cancellation, combination, split-up and transfer of ADRs.
These facilities may be closed at any time or from time to time when such action is deemed necessary or advisable by the depositary in connection with the performance of its duties under the deposit agreement or at our reasonable written request.
Limitations on Obligations and Liability
Limits on our Obligations and the Obligations of the Depositary and the Custodian; Limits on Liability to Holders of ADSs
The deposit agreement expressly limits our obligations and the obligations of the depositary and the custodian. It also limits our liability and the liability of the depositary. The depositary and the custodian:
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are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

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are not liable if any of us or our respective controlling persons or agents are prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement and any ADR, by reason of any provision of any present or future law or regulation of the United States or any state thereof, of the Cayman Islands or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of our memorandum and articles of association or any provision of or governing any deposited securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure);

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are not liable by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our memorandum and articles of association or provisions of or governing deposited securities;

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are not liable for any action or inaction of the depositary, the custodian or us or their or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, any person presenting Class A ordinary shares for deposit or any other person believed by it in good faith to be competent to give such advice or information;

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are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement;

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are not liable for any special, consequential, indirect or punitive damages for any breach of the terms of the deposit agreement, or otherwise;

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may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

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disclaim any liability for any action or inaction of any of us or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting Class A ordinary shares for deposit, holders and beneficial owners (or authorized representatives) of ADSs, or any person believed in good faith to be competent to give such advice or information; and

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disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADS.

The depositary and any of its agents also disclaim any liability (i) for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, (ii) for the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, (iii) for any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, (iv) for any tax consequences that may result from ownership of ADSs, Class A ordinary shares or deposited securities, or (v) for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary, provided that in connection with the issue out of which such potential liability arises the depositary performed its obligations without gross negligence or willful misconduct while it acted as depositary.
In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.
Jurisdiction and Arbitration
The laws of the State of New York govern the deposit agreement and the ADSs and we have agreed with the depositary that the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) shall have exclusive jurisdiction to hear and determine any dispute arising from or in any way relating to the deposit agreement and that the depositary will have the right to refer any claim or dispute arising from the relationship created by the deposit agreement to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration provisions of the deposit agreement do not preclude you from pursuing claims under the Securities Act or the Exchange Act in the United States District Court for the Southern District of New York (or such state courts if the United States District Court for the Southern District of New York lacks subject matter jurisdiction).
Jury Trial Waiver
The deposit agreement provides that each party to the deposit agreement (including each holder, beneficial owner and holder of interests in the ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any lawsuit or proceeding against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable law.
Requirements for Depositary Actions
Before the depositary will issue, deliver or register a transfer of an ADS, split up, subdivide or combine ADSs, make a distribution on an ADS, or permit withdrawal of Class A ordinary shares, the depositary may require:
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payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Class A ordinary shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;

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satisfactory proof of the identity and genuineness of any signature or any other matters contemplated in the deposit agreement; and

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compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal or delivery of deposited securities and (B) such reasonable regulations and procedures as the depositary may establish, from time to time, consistent with the deposit agreement and applicable laws, including presentation of transfer documents.

The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we determine that it is necessary or advisable to do so.
Your Right to Receive the Shares Underlying Your ADSs
You have the right to cancel your ADSs and withdraw the underlying Class A ordinary shares at any time except:
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when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of Class A ordinary shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our Class A ordinary shares;

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when you owe money to pay fees, taxes and similar charges;

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when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of Class A ordinary shares or other deposited securities, or other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time); or

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for any other reason if the depositary or we determine, in good faith, that it is necessary or advisable to prohibit withdrawals.

The depositary shall not knowingly accept for deposit under the deposit agreement any Class A ordinary shares or other deposited securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Class A ordinary shares.

This right of withdrawal may not be limited by any other provision of the deposit agreement.
Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
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the title of the series of debt securities;

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any limit upon the aggregate principal amount that may be issued;

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the maturity date or dates;

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the form of the debt securities of the series;

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the applicability of any guarantees;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

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if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

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the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

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whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

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if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

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if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

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additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

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additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

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additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

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additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

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additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

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the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

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whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

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any restrictions on transfer, sale or assignment of the debt securities of the series; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
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if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

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if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

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if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

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if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
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the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
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the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

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such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters:
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to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

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to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

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to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

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to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

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to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

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to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

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to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
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extending the fixed maturity of any debt securities of any series;

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reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

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reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
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provide for payment;

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register the transfer or exchange of debt securities of the series;

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replace stolen, lost or mutilated debt securities of the series;

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pay principal of and premium and interest on any debt securities of the series;

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maintain paying agencies;

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hold monies for payment in trust;

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recover excess money held by the trustee;

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compensate and indemnify the trustee; and

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appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

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register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS
We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.
General
We may issue warrants to purchase our Class A ordinary shares, Class B ordinary shares, preferred shares, ADSs or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
Equity Warrants
Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.
The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.
The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:
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the title of the equity warrants;

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the offering price;

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the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;

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the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

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if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;

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the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

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if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

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anti-dilution provisions of the equity warrants, if any;

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redemption or call provisions, if any, applicable to the equity warrants; and

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any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.
Debt Warrants
Each debt warrant issued by us will entitle its holder to purchase the debt securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.
The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.
The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:
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the title of the debt warrants;

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the offering price;

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the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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the title and terms of any related debt securities with which the debt warrants are issued and the amount of the debt warrants issued with each debt security;

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the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

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the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

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if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

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the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

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if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

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whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

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anti-dilution provisions of the debt warrants, if any;

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redemption or call provisions, if any, applicable to the debt warrants; and

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any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indentures governing such debt securities.

DESCRIPTION OF UNITS
We may issue units composed of any combination of our Class A ordinary shares, Class B ordinary shares, preferred shares, ADSs, debt securities or warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.
This summary and any description of units in the supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before we issue a series of units. See “Where You Can Find More Information about Us” and “Incorporation of Documents by Reference” above for information on how to obtain a copy of a document when it is filed.
The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

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whether the units will be issued in fully registered or global form; and

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any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of American Depositary Shares,” “Description of Debt Securities” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION
We or any selling securityholders may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:
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through agents;

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to dealers or underwriters for resale;

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directly to purchasers;

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in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; or

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through a combination of any of these methods of sale.

The prospectus supplement with respect to the securities may state or supplement the terms of the offering of the securities.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to prevailing market prices; or

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at negotiated prices.

The prospectus supplement relating to any offering will identify or describe:
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any terms of the offering;

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any underwriter, dealers or agents;

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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

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the net proceeds to us;

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the purchase price of the securities;

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any delayed delivery arrangements;

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any over-allotment options under which underwriters may purchase additional securities from us;

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the public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any exchange on which the securities will be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.
If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.
We or any selling securityholders may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.
We or any selling securityholders may also sell securities directly to one or more purchasers without using underwriters or agents. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.
Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.
If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Unless otherwise specified in the applicable prospectus supplement or any free writing prospectus, each class or series of securities offered will be a new issue with no established trading market, other than our ADSs and Class A ordinary shares which are listed on the Nasdaq Global Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment.
We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus and applicable prospectus supplement, or otherwise.

TAXATION
Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:
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political and economic stability;

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an effective judicial system;

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a favorable tax system;

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the absence of exchange control or currency restrictions; and

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the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:
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the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

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Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.
Most of our operations are conducted in China, and a majority of our assets are located in China. A majority of our directors and executive officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.
We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent to receive service of process with respect to any action brought against us under the securities laws of the United States.
We have been informed by Travers Thorp Alberga, our counsel as to Cayman Islands law, that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the securities laws of the United States or any state in the United States. We have also been advised by Travers Thorp Alberga that although there is no statutory enforcement in the Cayman Islands of judgments obtained in a U.S. court (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign monetary judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay a liquidated sum for which such judgment has been given, provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final and conclusive, (iv) is not in respect of taxes, a fine or a penalty, and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.
However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the United States courts under civil liability provisions of the securities laws if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
Commerce & Finance Law Offices, our PRC legal counsel, has advised us that there is uncertainty as to whether the courts of mainland China would:
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recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

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entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Commerce & Finance Law Offices has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law and other applicable laws and regulations based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. There exists no treaty and few other forms of reciprocity between China and the United States or the Cayman Islands governing the recognition and enforcement of foreign judgments as of the date of this prospectus. In addition, according to the PRC Civil Procedures Law, courts in China will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law and PRC Law on the Application of Laws to Foreign-related Civil Relations, foreign shareholders may originate actions based on PRC law before a PRC court against a company for disputes relating to contracts or other property interests, and the PRC court may accept a cause of action based on the laws or the parties’ express mutual agreement in contracts choosing PRC courts for dispute resolution if such foreign shareholders can establish sufficient nexus to the PRC for a PRC court to have jurisdiction and meet other procedural requirements, including, among others, that the plaintiff must have a direct interest in the case and that there must be a concrete claim, a factual basis and a cause for the case. The PRC court will determine whether to accept the complaint in accordance with the PRC Civil Procedures Law and PRC Law on the Application of Laws to Foreign-related Civil Relations. The shareholder may participate in the action by itself or entrust any other person or PRC legal counsel to participate on behalf of such shareholder. Foreign citizens and companies will have the same rights as PRC citizens and companies in an action unless the home jurisdiction of such foreign citizens or companies restricts the rights of PRC citizens and companies.
In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding the ADSs or Class A ordinary shares, to establish a connection to mainland China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

LEGAL MATTERS
We are being represented by Cooley LLP with respect to certain legal matters of United States federal securities and New York state law. The validity of the Class A ordinary shares represented by the ADSs and other certain legal matters as to Cayman Islands law will be passed upon for us by Travers Thorp Alberga. Certain legal matters as to PRC law will be passed upon for us by Commerce & Finance Law Offices. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering. Cooley LLP may rely upon Travers Thorp Alberga with respect to matters governed by Cayman Islands law and Commerce & Finance Law Offices with respect to matters governed by PRC law.

EXPERTS
The consolidated financial statements of WeRide Inc. as of December 31, 2023 and 2024, and for each of the years in the three-year period ended December 31, 2024, have been incorporated by reference herein in reliance upon the report of KPMG Huazhen LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The registered business address of KPMG Huazhen LLP is 8th Floor, KPMG Tower, Oriental Plaza 1 East Chang An Avenue, Beijing 100738, the People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing the content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 or visit the SEC website for further information on the operation of the public reference rooms. We also maintain a website at https://ir.weride.ai/, but information on our website, however, is not, and should not be deemed to be, a part of this prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus or any prospectus supplement.
This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus and any prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below:
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the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 25, 2025 (the “2024 Annual Report”);

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the Company’s Reports on Forms 6-K filed with the SEC on October 21, 2025, October 31, 2025 and November 3, 2025;

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the description of the securities contained in our registration statement on Form 8-A filed with the SEC on August 9, 2024 (File No. 001-42213) pursuant to Section 12 of the Exchange Act together with all amendments and reports filed for the purpose of updating that description; and

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with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus.

Our 2024 Annual Report contains a description of our business and audited consolidated financial statements with reports by independent auditors.
Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus or the accompanying prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
21st Floor, Tower A, Guanzhou Life Science Innovation Center,
No. 51, Luoxuan Road, Guangzhou International Biotech Island,
Guangzhou 510005
People’s Republic of China
+86 (20) 2909-3388
You should rely only on the information that we incorporate by reference or provide in this prospectus or the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.   Indemnification of Directors and Officers.
Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime.
Our eighth amended and restated memorandum and articles of association provide that each officer or director of our company shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.
In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our eight amended and restated memorandum and articles of association. A form of the indemnification agreements has been filed as Exhibit 10.2 to our registration statement on Form F-1 (File No. 333-281054) initially filed with the SEC on July 26, 2024. We also maintain D&O insurance for our directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Any underwriting agreement entered into in connection with an offering of securities will also provide for indemnification of us and our officers and directors in certain cases.
Item 9.   Exhibits.
See Exhibit Index beginning on page II-4 of this registration statement.
Item 10.   Undertakings.
(A)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Exchange Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Exchange Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Form F-3.

(5)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(C)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(D)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939, as amended, or the Act, in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

EXHIBIT INDEX
Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement
3.1
Eighth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form F-1 of the Registrant (File No. 333-281054) filed with the SEC on July 26, 2024).

4.1
Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form F-1 of the Registrant (File No. 333-281054) filed with the SEC on July 26, 2024).

4.2*	Specimen Class B Ordinary Share Certificate and Form of Certificate of Designations of Class B Ordinary Shares
4.3	Form of Indenture
4.4*	Form of Debt Securities
4.5	Form of Ordinary Share Warrant Agreement and Warrant Certificate
4.6	Form of Preferred Share Warrant Agreement and Warrant Certificate
4.7	Form of Debt Securities Warrant Agreement and Warrant Certificate
4.8*	Form of Specimen Preferred Share Certificate and Form of Certificate of Designation of Preferred Shares
4.9*	Form of Unit Agreement (including form of Unit Certificate)
5.1	Opinion of Travers Thorp Alberga regarding the validity of the securities
5.2	Opinion of Cooley LLP regarding the validity of the securities
23.1	Consent of KPMG Huazhen LLP
23.2	Consent of Travers Thorp Alberga (included in Exhibit 5.1)
23.3	Consent of Commerce & Finance Offices (included in Exhibit 99.1)
23.4	Consent of Cooley LLP (included in Exhibit 5.2)
24.1	Powers of Attorney (included as part of signature page of Part II of this registration statement)
25.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture
99.1	Opinion of Commerce & Finance Offices regarding certain PRC law matters
107	Exhibit Filing Fees

*
To be filed by an amendment or as an exhibit to a document to be incorporated by reference into this registration statement.

**
To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guangzhou, China, on November 3, 2025.
WeRide Inc.
By: /s/ Tony Xu Han Name: Tony Xu Han Title: Chairman and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Tony Xu Han and Jennifer Xuan Li as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and sign any registration statement for the same offerings covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on November 3, 2025 in the capacities indicated.
Signature	Title
/s/ Tony Xu Han Tony Xu Han	Chairman and Chief Executive Officer (Principal Executive Officer)
/s/Yan Li Yan Li	Director
/s/Jennifer Xuan Li Jennifer Xuan Li	Chief Financial Officer and Head of International (Principal Financial and Accounting Officer)
/s/Huiping Yan Huiping Yan	Director
/s/David Tong Zhang David Tong Zhang	Director
/s/Jean-François Salles Jean-François Salles	Director
/s/ Kazuhiro Doi Kazuhiro Doi	Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of WeRide Inc., has signed this registration statement or amendment thereto in New York, New York on November 3, 2025.
COGENCY GLOBAL INC.
Authorized U.S. Representative
By: /s/ Colleen A. De Vries Name: Colleen A. De Vries Title: Senior Vice President